EXHIBIT 10.1

STOCK REDEMPTION AGREEMENT

This STOCK REDEMPTION AGREEMENT (the “Agreement”) is made as of Friday, November 3, 2023, by and between Everything Blockchain, Inc., a Florida corporation with its principal offices located at 12574 Flagler Center Blvd, Suite 101, Saint Johns, Florida 32258 (“Seller”), and Chris Carter, a resident of Idaho with a principal address located at 2184 Channing Way, Suite 403, Idaho Falls, Idaho 83401 (“Buyer”) (collectively referred to herein as the “Parties”).

RECITALS

WHEREAS, Seller is a publicly traded company, of which Seller’s authorized capital stock consists of two hundred million (200,000,000) shares of common stock (“Common Stock”), of which Buyer owns 115,000 uninhibited shares of the Common Stock;

WHEREAS, Seller has issued and outstanding 1,412,632 shares of Series C preferred stock (“Series C Stock”) of which Buyer owns 60,000 uninhibited shares of the Series C Stock;

WHEREAS, when referred to collectively, the Parties shall refer to Buyer’s ownership of Common Stock and Series C Stock, collectively, as the “EBZT Shares”;

WHEREAS, Seller has agreed to sell, and Buyer has agreed to purchase, one thousand (1,000) shares (the “Stock”) of Seller’s wholly owned subsidiary, Mercury, Inc. (the “Corporation”), representing the equity of the Corporation in its entirety,

WHEREAS, Seller and Buyer agree that the fair market value of the Common Stock at the time of agreement between the Parties was $1.19 per share, and the fair market value of the Series C Stock at the time of agreement between the Parties was $1.33 per share; and

WHEREAS, Buyer has agreed to transact with Seller to redeem its stock in accordance with the terms provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above and the promises and provisions set forth in this Agreement, the adequacy and sufficiency of which the Parties acknowledge, the Parties, intending to be bound, agree as follows:

1. Redemption. Seller shall sell to Buyer, and Buyer shall redeem from Seller, all of Seller’s stock of the Corporation.

2. Purchase Price. Buyer shall pay aggregate consideration of $216,583.00 to Seller (the “Purchase Price”). Buyer shall pay the Purchase Price to Seller as set forth in the attachment to this Agreement entitled “Addendum 1, Schedule #1”.

3. Terms of Payment. Buyer shall pay the Purchase Price to Seller upon Closing (see “Section 8 - Closing”). Buyer shall pay the Purchase Price through either (i) cash lump sum payment, or (ii) EBZT Shares in accordance with Addendum 1 attached herein. For all consideration that does not include the payment of the balance in United States Dollars, notwithstanding Section 9 of this Agreement, Buyer shall complete all documentation required for purposes of transferring the EBZT Shares.

4. Transfer of Stock. At or prior to Closing, and in accordance with Section 9 of this Agreement, Buyer shall execute any documents or assignments necessary to effectuate the transfer and conveyance of the Stock.

5. Seller’s Representations and Warranties. Seller represents and warrants to Buyer the following, with respect to itself:

5.1. Seller owns the Stock, free and clear of all pledges, liens, encumbrances, security interests, options, claims and other charges of every kind. Seller has not entered into any contract or agreement, other than this Agreement, to sell or otherwise transfer the Stock. By delivery of a certificate or certificates representing Seller’s ownership of the Stock, along with appropriate transfer and release documentation, Seller shall transfer clear and marketable title to the Stock to Buyer at Closing.

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5.2. Seller has full power and authority to execute this Agreement and to consummate the transactions contemplated in this Agreement. Seller has duly authorized the execution, delivery and performance of this Agreement, and this Agreement is the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms.

5.3. The execution and delivery of this Agreement by Seller, and the compliance with the terms and provisions of this Agreement will not result in:

5.3.1. any violation of any federal, state, or local laws, orders, or regulations applicable to Seller, or

5.3.2. any violation of, conflict with, or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, or require or give to others any interest or rights, including rights of termination, cancellation or acceleration, with respect to any instruments, contracts or agreements, or require any authorization, consent, approval, exemption or other action by, or notice to or filing with, any court, administrative or governmental body which has not been obtained or given.

6. Buyer’s Representations and Warranties. Buyer represents and warrants to Seller as follows:

6.1. Buyer has full right, power, and authority to execute and deliver this Agreement, and to perform its obligations hereunder. Buyer has duly authorized the execution, delivery and performance of this Agreement, and this Agreement is the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

6.2. Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute, or cause a breach or violation of any other covenants or obligations binding upon Buyer or affecting any of the EBTZ Shares.

6.3. BUYER ACKNOWLEDGES THE EMPLOYEE REDEMPTION CREDIT (THE “ERC”) WHICH WILL BE GOVERNMENTALLY REIMBURSED TO THE CORPORATION (THE “REFUND”) IS THE PROPERTY OF SELLER. BUYER ACKNOWLEDGES THAT UPON THE CORPORATION’S RECEIPT OF THE ERC BY MEANS OF THE REFUND (UNLESS SUCH REFUND IS CANCELLED THROUGH GOVERNMENTAL MEANS), BUYER SHALL ENSURE THAT THE CORPORATION FORWARDS THE ENTIRETY OF THE ERC INCLUDED IN THE REFUND TO SELLER, IRRESPECTIVE OF THE AMOUNT OF THE ERC PAID TO THE CORPORATION AS PART OF THE REFUND.

6.4. The execution and delivery by Buyer of this Agreement and the compliance with the terms and provisions of this Agreement will not result in:

6.4.1. any violation of any federal, state, or local laws, orders, or regulations applicable to Buyer, or

6.4.2. any violation of, conflict with, or breach of the terms, conditions or provisions of, or constitute a default under, any loan document mortgage, or other agreement or require or give to others any interest or rights, including rights of termination, cancellation, or acceleration, with respect to any instruments, loan documents, contracts, or agreements, or require any authorization, consent, approval, exemption, or other action by any court, administrative, or governmental body, or require any notice to, or filing with, any court, administrative, or governmental body which has not been obtained or given.

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7. Survival of Representations, Warranties and Release. The representations, warranties, agreements, and release contained in this Agreement and in any writing or communication delivered pursuant to this Agreement shall survive the execution of this Agreement and the execution of the documents referred to in, or executed pursuant to, this Agreement.

8. Closing. The Redemption transactions contemplated by this Agreement shall close on October 31, 2023, at a time mutually available to the Parties, at Seller’s principal office location or such other place and time as may be mutually agreed upon by the Parties (the “Closing” or “Closing Date”).

9. Conditions to Close; Deliveries at Closing; Post-Closing Covenant.

9.1. Seller’s obligation to Close is contingent upon the following:

9.1.1. Buyer shall deliver payment to Seller no later than 5:00 P.M. on the Closing Date, in the manner set forth in Section 3 of this Agreement.

9.1.2. All of Buyer’s representations and warranties under this Agreement shall be true, accurate and complete in all material respects.

9.2. The Parties shall deliver the following documents as needed, and shall take the following actions at or prior to the Closing Date:

9.2.1. Buyer shall execute and deliver the Transfer Instruction Letter to Colonial Stock Transfer, Co., Seller’s transfer agent, using the form attached hereto as “Exhibit A”.

9.2.2. The Parties shall:

9.2.2.1. notwithstanding Section 6.3 of this Agreement, pay off any existing promissory notes and extensions of credit issued to them which use any form of consideration in this Agreement as collateral or as consideration of that contract (the “Collateralized Debts”), or

9.2.2.2. obtain releases from subjected creditors for their respective obligations and guarantees with respect to the Collateralized Debts; or

9.2.2.3. obtain a waiver of this condition to close from the other Party to this Agreement;

9.2.3. Buyer shall tender the Purchase Price to Seller for the Stock by delivering the assignment provided for in Exhibit A, along with the book statement of the transaction provided by the Transfer Agent upon delivery of the assignment by Buyer.

9.2.4. The Parties shall ensure the representations and warranties under this Agreement shall be true, accurate and complete in all material respects, unless so expressly waived by a Party herein.

10. Breach of Agreement.

10.1. An Event of Default shall result when a Party (the “Breaching Party”) breaches this Agreement by failing to observe or perform any provision of this Agreement within five (5) days of the negatively affected Party (the “Non-Breaching Party”) notifying the Breaching Party in writing of such failure. In an Event of Default, the Breaching Party shall reimburse the Non-Breaching Party for any costs, charges, and out-of-pocket expenses (including attorneys’ fees and all expenses of litigation or preparation for litigation of the) paid or incurred by the Non-Breaching Party in connection with the enforcement of this Agreement. In the event the Breaching Party fails to observe or perform any term of this Agreement, including, without limitation, being unable or unwilling to close on the terms and conditions set forth herein (provided that the Breaching Party is ready, willing and able to perform, and all conditions have been satisfied), within five (5) days after being notified in writing of such failure, in addition to any other remedy to which it may be entitled at law, the Non-Breaching Party may:

10.1.1. seek specific performance against the Breaching Party; and/or

10.1.2. consummate the other transactions contemplated by this Agreement and pursue any other remedies afforded to the Non-Breaching Party against the Breaching Party.

10.2. The Breaching Party shall reimburse the Non-Breaching Party for any costs, charges, and out-of-pocket expenses (including attorneys’ fees and all expenses of litigation or preparation for litigation for Buyer) paid or incurred by the Non-Breaching Party in connection with the enforcement of this Agreement.

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11. Release. Except as limited below, and as set forth in Section 10 regarding defaults in each Party’s obligations under this Agreement, which shall not be released hereby, Buyer releases and forever discharges Seller, as well as each of Seller’s respective officers, trustees, employees, agents, and beneficiaries, as appropriate, and their successors, assigns, an heirs (collectively, the “Released Parties”), from and against all claims which Buyer has, may have, or ever has had against the Released Parties, and whether known or unknown, contingent or otherwise, including, without limitation, all claims relating to the operation of Buyer, any claim arising out of the relationship of any one or more of the Parties prior to the Closing, or any related matters. This release shall not apply to claims arising from actions intentionally taken constituting fraud or acts of gross negligence by the Released Parties.

12. Severability. The invalidity or unenforceability of any provision hereof as to an obligation of a Party shall in no way affect the validity or enforceability of any other provision of this Agreement, provided that if such invalidity or unenforceability materially adversely affects the benefits the other Party reasonably expected to receive hereunder, that Party shall have the right to terminate this Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to the scope, activity, or subject so as to be unenforceable by law, such provision(s) shall be construed by limiting or reducing the provision(s) so as to be enforceable to the extent compatible with the applicable law.

13. Notices. All notices and other communications hereunder shall be in writing, and shall be delivered or sent by facsimile transmission, recognized courier service, registered or certified mail, return receipt requested, addressed to each Party at the address set forth in the heading of this Agreement, or to such other address as such Party may designate in writing to the other. The official date of notice shall be the date the communication was sent by the facsimile or delivered to a recognized courier service, or three (3) days following the date deposited with the United States Postal Service.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns. Buyer agrees that Seller may assign this Agreement, in whole or in part, to any person or entity controlled by, in control of, or under common control with, Seller, and to any purchaser of all (or substantially all) its assets, or such portion of its assets to which this Agreement relates, or to any successor corporation resulting from any merger or consolidation of Seller with or into such corporation. Buyer may not assign or transfer this Agreement, nor any of Buyer’s rights or obligations hereunder.

15. Governing Law; Jurisdiction/Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in Duval County, Florida for the adjudication of any dispute hereunder or in connection herewith, or with any transaction contemplated hereby or discussed herein.

16. Expenses. Each Party shall bear its own costs and expenses in connection with the negotiation, execution, and performance of this Agreement; however, the non-prevailing Party shall reimburse the prevailing Party for any such costs and expenses including, but not limited to, attorney’s fees upon conclusion of the dispute through a final decision rendered by a competent judicial authority.

17. Assignment. Neither Party may assign its rights under this Agreement or delegate its duties hereunder without the prior written consent of the other Party.

18. Entire Agreement. This Agreement is the result of a full and complete negotiation at arm’s length by the Parties. This Agreement, together with the schedules and exhibits hereto, and the other documents, instruments and agreements executed by Buyer in connection herewith, set forth the entire understanding and agreement between the Parties hereto and shall supersede and take the place of any other instrument purporting to be an agreement between the Parties hereto relating to the transactions contemplated hereby. The Parties have not relied upon any promises, representations, warranties, agreements, covenants, or undertakings other than those expressly set forth or referred to herein.

19. Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of Seller and Buyer.

20. Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

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SIGNATURES

BUYER: CHRIS CARTER	/s/ Chris Carter	10/31/2023
	Authorized Signature	Date

Chris Carter
Print Name and Title

2184 Channing Way, Suite 403, Idaho Falls, Idaho 83401
Address

SELLER: EVERYTHING BLOCKCHAIN, INC.	/s/ Toney Jennings	10/31/2023
	Authorized Signature	Date

Toney Jennings, CEO
Print Name and Title

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ADDENDUM 1

Schedule #1 - Cost Chart

Class	Price	Shares	Subtotal
Common	$1.19	115,000	$136,850
Series C	$1.33	60,000	$79,733
Total			$216,583